UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 15, 2005

SUNCOAST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-70231	65-0827141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8592 Potter Park Drive, Suite 200, Sarasota, Florida	34238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (941) 923-0500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Effective as of March 15, 2005, SunCoast Bancorp, Inc. (the “Company”) entered into employment agreements with the Company’s Executive Vice President and Chief Operating Officer, William F. Gnerre, and the Company’s Senior Vice President and Chief Financial Officer, John S. Wilks.

Under the employment agreements, the Company will pay Mr. Gnerre and Mr. Wilks an annual base salary of $98,165 and $80,988, respectively, and both officers will be eligible to be considered for individual bonuses, participation in benefit plans offered generally to other employees, life insurance coverage and other compensation as may be authorized by the Company’s Board of Directors from time to time.

The employment agreements are terminable by either the Company or the respective officer, with or without cause, at any time. If either officer is terminated by the Company without cause (as such term is defined in the employment agreements), the Company shall pay as severance to such officer his then-current base salary for a period of one year, or, if greater, the highest annual salary in effect for such officer within the thirty-six month period prior to the termination, plus an amount equal to any bonus paid by the Company to the officer during the twelve months prior to the termination. In the event such termination occurs as a result of a change in control (as such term is defined in the employment agreements) the Company shall pay severance in an aggregate amount equal to two times the officer’s annual salary plus annual bonuses received by the officer during the three year period prior to such termination. Each of the agreements has a term of one year, which is automatically renewed for an additional one-year term on each anniversary of the effective date of the agreement, unless either party gives written notice of non-renewal not less than 60 days prior to the renewal date.

The employment agreements also contain noncompetition and employee and customer nonsolicitation provisions that generally apply for a period of one year following the termination of employment.

The above summary of the employment agreements is qualified in its entirety by reference to the text of the employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Report and are hereby incorporated by reference.

ITEM 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Report.

Exhibit No.	Description

10.1	Employment Agreement between the Company and William F. Gnerre dated March 15, 2005.

10.2	Employment Agreement between the Company and John S. Wilks dated March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2005	SUNCOAST BANCORP, INC. By:/s/ John S. Wilks John S. Wilks, Senior Vice President and Chief Financial Officer